Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Midland Company on Form S-8 of our reports dated February 10, 2000 and March 20, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 30, 2000